Exhibit 99.2

FOR IMMEDIATE RELEASE

DHC Announces the Sale by AlerisLife of 116 Management Agreements for DHC SHOP Communities to Seven Different Operators

Strategic Transaction is Expected to Diversify DHC’s Operator Base

AlerisLife is Selling All its Assets and Will Wind-Down its Business

DHC Expected to Monetize its 34% Ownership Stake in AlerisLife

Newton, MA (September 3, 2025) – Diversified Healthcare Trust (Nasdaq: DHC) today announced that it has entered agreements with AlerisLife Inc. (“AlerisLife”) and seven different operators to transition the management of 116 of DHC’s senior living communities managed by Five Star Senior Living (“Five Star”), the operating division of AlerisLife. The transition of these management agreements will occur in tranches beginning in September and is expected to be completed by year end. AlerisLife is also selling all its assets, including its 17 owned communities, and expects to complete a full wind-down of its business and operations in the first half of 2026. In connection with the sale of AlerisLife’s assets and after repayment of debt and payment of estimated wind-down costs, DHC expects to receive estimated net proceeds of between $25 million to $40 million for its 34% interest in AlerisLife. DHC plans to use these net proceeds to reduce leverage and for other general business purposes, including reinvestment in its SHOP segment.

Transaction Highlights

AlerisLife engaged a third party investment banking firm to explore opportunities to monetize its owned communities and its DHC management agreements. A marketing process commenced in April 2025, and, after outreach to more than 300 potential counterparties and a competitive bidding process, AlerisLife and DHC selected seven operators to purchase the management agreements for the 116 DHC communities.

The closing of these transactions is expected to improve the operating performance of DHC’s SHOP communities, strengthen DHC’s balance sheet and deliver other meaningful benefits, including the following:

•	The sale of the DHC management agreements to a diversified pool of operators, which provides for the concentration of operations in certain key geographic markets, is expected to unlock operational efficiencies, drive cost savings and position DHC’s SHOP segment for accelerated revenue and NOI growth opportunities;

•	The investment being made by the operators to purchase the management agreements, as well as resulting changes to the terms of the management agreements to be more performance based, are expected to further align the interests of DHC and the operators, help achieve improved operating results and strengthen opportunities for the long term success of DHC’s SHOP communities; and

•	As a 34% owner of AlerisLife, the net proceeds that DHC expects to receive upon completion of the wind-down of AlerisLife will be immediately accretive to DHC.

Chris Bilotto, President and Chief Executive Officer of DHC, made the following statement:

“Executing on these transactions marks an important milestone in being able to optimize our SHOP segment performance. By expanding our base of high-quality operators, improving concentration in key markets and partnering with groups that are making meaningful investments for our management agreements, we expect to enhance performance in our SHOP segment and increase returns for our shareholders. These transactions are also expected to allow us to build on the momentum from the improved performance of the Five Star managed communities over the past few years, further strengthen our asset base and drive enhanced NOI growth across our SHOP communities.

We extend our gratitude to the AlerisLife team members, under the leadership of Jeff Leer, for the remarkable accomplishments achieved over the past several years. The team’s dedication and focus have been the driving force behind the improved performance of the Five Star managed communities, enabling us to create lasting value.”

The sales of the DHC management agreements are expected to close beginning in the third quarter of 2025, subject to customary closing conditions and lender and regulatory approvals where required.

About Diversified Healthcare Trust

DHC is a real estate investment trust focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2025, DHC’s approximately $6.8 billion portfolio included 341 properties in 34 states and Washington, D.C., with more than 26,000 senior living units, approximately 7.4 million square feet of medical office and life science properties and occupied by approximately 450 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of June 30, 2025 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. For example:

•	This press release states that the transition of the DHC management agreements will occur in tranches beginning in September 2025 and is expected to be completed by year end, and that AlerisLife expects to complete a full wind-down of its business and operations during the first half of 2026. This press release also states that DHC plans to use the net proceeds it expects to receive from the wind-down of AlerisLife to reduce leverage and for other general business purposes, including reinvestment in its SHOP segment. However, the closings of the sales of the management agreements are subject to customary closing conditions and lender and regulatory approvals where required, and these transactions may not close on the contemplated terms or at all or they may be delayed. Further, AlerisLife may not be able to complete the full wind-down of its business and operations on the contemplated terms or timeline or at all. As a result, DHC may not receive the returns as and/or when expected, and DHC may not be able to successfully use the net proceeds as it currently intends; and

•	This press release contains statements regarding the expected benefits of these transactions to DHC, including improving its SHOP segment performance by diversifying the pool of operators that provide for concentration of operations in certain key geographic markets and partnering with operators investing in the DHC management agreements through such transactions, among other things, as well as strengthening DHC’s balance sheet. This press release also states that the net proceeds that DHC expects to receive upon completion of the wind-down of AlerisLife will be immediately accretive to DHC. However, these transactions may not close as or when expected, and DHC may not achieve the results it expects from these transactions or may incur losses on the transactions. The expected net proceeds may not be immediately accretive to DHC, and DHC may not be able to successfully strengthen its asset base, optimize its SHOP segment performance and/or increase returns for its shareholders.

Actual results may differ materially from those contained in or implied by DHC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC’s control.

The information contained in DHC’s filings with the SEC, including under the caption “Risk Factors” in DHC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from DHC’s forward-looking statements. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Bryan Maher, Senior Vice President

(617) 796-8234

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